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                                                                       EXHIBIT 8

                             [FORM OF TAX OPINION]

                              [LETTERHEAD OF KMK]

March 24, 2004

National City Corporation
Locator 01-2174
1900 East Ninth Street
Cleveland, Ohio 44114-3401

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the "Registration Statement") of National City Corporation, a Delaware corporation ("National City"), relating to the proposed merger of Provident Financial Group, Inc., an Ohio corporation, with and into National City.

     We have participated in the preparation of the discussion set forth in the section entitled "Material Federal Income Tax Consequences of the Merger" in the Registration Statement. In our opinion, such discussion, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission hereunder.

                                          Very truly yours,

                                          KEATING, MUETHING & KLEKAMP, P.L.L.

                                          By: /s/ JOSEPH P. MELLEN
                                          --------------------------------------
                                          Joseph P. Mellen